UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 10, 2020

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Reduction in Non-Employee Director Compensation
On April 15, 2020, in response to the ongoing global COVID-19 pandemic and its potential impact on the Company’s business and industry, as well as the economy in general, the non-employee directors of the Company unanimously agreed to temporarily reduce their cash compensation. The quarterly cash retainer payments for non-employee directors will be temporarily reduced by 20% for the second fiscal quarter of 2020, and the temporary reduction in cash retainer payments will be reconsidered on a quarter-by-quarter basis thereafter.
Retention and Special Assistance Agreement
As previously disclosed, on March 16, 2020, John J. Tedone, Vice President - Finance and Chief Accounting Officer of the Company, provided notice that he intends to leave the employ of the Company, effective as of April 17, 2020. On April 10, 2020, the Company and Mr. Tedone entered into a Retention and Special Assistance Agreement (the “Retention Agreement”), pursuant to which, among other things, Mr. Tedone agreed to remain in the employ of the Company until April 30, 2020, and the Company agreed to provide the following compensation and benefits to Mr. Tedone in exchange for customary releases and waivers of claims:

•	A cash payment of $115,553, less applicable withholdings and deductions, payable in four equal installments to be paid on or about May 31, June 30, July 31, and August 31;

•
the pro rata vesting and payment of Mr. Tedone’s outstanding long-term incentive awards (“LTIP Awards”), so that Mr. Tedone will be entitled to receive a cash payment for a pro rata portion of each such outstanding LTIP Award at the same time and on the same basis as other senior executives of the Company; and

•	two months of Company paid COBRA coverage for all enrolled medical and dental plans provided by the Company.

The Retention Agreement also provides that Mr. Tedone will cooperate and respond to reasonable questions relating to the transition of his duties and responsibilities through August 31, 2020.
The foregoing is not a complete description of the parties’ rights and obligations under the Retention Agreement and is qualified by reference to the full text and term of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Appointment of Principal Accounting Officer
On April 15, 2020, the Board of Directors appointed Rebecca F. Stath to serve as Vice President - Accounting & External Reporting of the Company. Effective as May 1, 2020, following the departure of Mr. Tedone, she will become the “principal accounting officer” of the Company and assume the additional duties and responsibilities relating thereto.
Since joining the Company on March 1, 2012, Ms. Stath has held several positions of increasing responsibility in SEC Compliance and external reporting, most recently serving as Assistant Vice President - SEC Compliance and External Reporting since January 1, 2018. She also served as Internal Audit Manager prior to her roles in financial reporting and compliance, and she is a graduate of the Kaman Leadership Development Program. She began her career in assurance at KPMG. She holds a Master of Science in Accounting from the University of Connecticut and a Bachelor of Science in Business Administration and Accounting from Central Connecticut State University. She is a Certified Public Accountant in the State of Connecticut.
In connection with her appointment as principal accounting officer, Ms. Stath will be entitled to receive (i) a base salary at the annual rate of $200,000 (subject to the previously announced 10% temporary reduction applicable to all corporate officers), (ii) a 35% annual incentive opportunity, and (iii) a 55% long term incentive opportunity. She will continue to be eligible to participate in all employee benefit programs that are applicable to executives in her geographic location and position.

Ms. Stath has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Ms. Stath and any director or executive officer of the Company.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company was held on April 15, 2020. Of the 27,832,258 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, 25,888,718 shares, or approximately 93.02%, were represented in person or by proxy, constituting a quorum. Set forth below are the final results of the voting for each of the proposals voted upon at the Annual Meeting.
1.    Proposal No. 1 - Election of Directors
Following the Annual Meeting, the Board of Directors (the “Board”) has eight Directors. At the Annual Meeting, two individuals were elected as Directors, by the votes set forth below, each to serve for a term of one year and until his successor has been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes

George E. Minnich	22,687,145	1,068,203	22,557	2,110,813
Thomas W. Rabaut	22,941,017	814,386	22,502	2,110,813
The Class I and II Directors whose terms continue after the meeting are E. Reeves Callaway III, Karen M. Garrison, A. William Higgins, Neal J. Keating, Scott E. Kuechle and Jennifer M. Pollino. Brian E. Barents did not stand for re-election at the Annual Meeting in accordance with the Company’s mandatory retirement policy, with his term ending effective as of the Annual Meeting.

2.	Proposal No. 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
15,059,566	8,664,140	54,199	2,110,813
3. Proposal No. 3 - Ratification of Appointment of PricewaterhouseCoopers LLP
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year ending December 31, 2020 was approved by the following vote:

For	Against	Abstain	Broker Non-votes
25,668,871	201,718	18,129	0
8.01    Other Events.
At the annual reorganizational meeting of the Board held on April 15, 2020 in conjunction with the Annual Meeting, the Board reappointed Karen M. Garrison to serve as the Company’s Lead Independent Director. The Board also approved the following Committee appointments for the coming year:

Corporate Governance Committee:
K.M. Garrison, Lead Director, Chair
S.E. Kuechle, G.E. Minnich, J.M. Pollino
Audit Committee:
S.E. Kuechle, Chair
G.E. Minnich, T.W. Rabaut
Personnel & Compensation Committee:
J.M. Pollino, Chair
E.R. Callaway, K.M. Garrison, A.W. Higgins
Finance Committee:
G.E. Minnich, Chair
E.R. Callaway, A.W. Higgins, T.W. Rabaut

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Retention and Special Assistance Agreement, effective as of April 10, 2020, by and between the Company and John J. Tedone.
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: April 16, 2020